                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                 NETWORK COMPUTING DEVICES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        NETWORK COMPUTING DEVICES, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Network Computing Devices, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 301 Ravendale Drive, Mountain View, California, on Wednesday, May 31 2000, at 10:00 a.m. for the following purposes:

    1. To elect directors of the Company to serve for the ensuing year and until their successors are duly elected and qualified. Management's nominees for Director are Robert G. Gilbertson, Douglas H. Klein, Stephen A. MacDonald and Rudolph G. Morin.

    2. To approve an amendment to the Company's 1999 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

    3. To approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

    4. To ratify the selection of KPMG as independent auditors of the Company for the current fiscal year.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 5, 2000, are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

    All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please mark, sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he has returned a proxy.

                                          By Order of the Board of Directors

                                          Rudolph G. Morin
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mountain View, California
April 24, 2000

                        NETWORK COMPUTING DEVICES, INC.
                           350 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of Network Computing
Devices, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held Wednesday, May 31, 2000 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's offices located at 301 Ravendale Drive, Mountain View, California. The telephone number at that address is (650) 694-0650.

    These proxy solicitation materials were mailed on or about April 24, 2000 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE

    Shareholders of record at the close of business on April 5, 2000 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 16,579,171 shares of the Company's Common Stock, $.001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING

    The shares represented by the proxies received will be voted as you direct. If you give no direction, the shares will be voted as recommended by the Board of Directors.

    In connection with the Delaware reincorporation, we eliminated cumulative voting. Each shareholder is entitled to one vote for each share of stock held by him or her on all matters.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting materials sent to shareholders. The Company has retained the services of ChaseMellon Shareholder Services, L.L.C. ("Chase") to aid in the solicitation of proxies, deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners of stock and to solicit proxies therefrom. Chase will receive a fee of approximately $5,000 and reimbursement of all reasonable out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    The Company's bylaws require advance notice of any shareholder proposals to be brought before a shareholders' meeting. Under the bylaws, in order for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

    To be timely, a shareholder proposal to be presented at an annual meeting must be received at the Company's principal executive offices not less than 120 calendar days in advance of the date that the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

    Accordingly, proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company no later than December 31, 2000. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission (the "SEC").

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    A board of 4 directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below, all of whom are currently directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The four candidates receiving the highest number of affirmative votes of the shares voting at the Annual Meeting will be elected directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such time as his successor has been duly elected and qualified.

    The names of the Company's directors and certain information about them are set forth below. The nominees for election as director at the Annual Meeting are Messrs. Morin, Gilbertson, Klein and MacDonald. Messrs. Greer, Low and Preuss will not be standing for election.

NAME OF NOMINEE                        AGE             PRINCIPAL OCCUPATION          DIRECTOR SINCE
---------------                      --------          --------------------          --------------
Rudolph G. Morin...................      62     President and Chief Executive             1998
                                                Officer of the Company
Robert G. Gilbertson...............      58     Independent Consultant                    1996
Douglas H. Klein...................      45     President and Chief Operating             1998
                                                Officer, NuvoMedia, Inc.
Stephen A. MacDonald...............      54     Independent Consultant                    1995
Philip Greer.......................      64     Senior Managing Director, Weiss,          1992
                                                Peck & Greer, LLC
Paul Low...........................      67     President and Chief Executive             1995
                                                Officer, PRL Associates
Peter Preuss.......................      57     President, The Preuss Foundation,         1995
                                                Inc.

    Mr. Gilbertson has served as Chairman of the Board of Directors since August 1999. Prior to that Mr. Gilbertson had served as President and Chief Executive Officer since joining us in May 1996. Prior to joining us, Mr. Gilbertson served as Chairman of Avidia Systems, Inc., a manufacturer of ATM switching systems, also as President and Chief Executive Officer of CMX Systems, Inc., a manufacturer of precision measurement and positioning products from 1993 to 1996. Prior thereto he served as President and Chief Executive Officer of Data Switch Corporation. Mr. Gilbertson holds an MBA from the University of Chicago, served as Chairman of the Board of the American Electronics Association, and was a member of the faculty of Harvard Business School for five years.

    Mr. Morin has served as President and Chief Executive Officer since August 1999. Prior to that Mr. Morin had served as Executive Vice President, Operations & Finance and Chief Financial Officer since joining us in May 1996. Mr. Morin has served as a director since March 1998. Prior to joining us, Mr. Morin served as Senior Vice President of Finance and Administration for Memorex Telex Corporation from 1993 to 1996. Prior thereto, he worked at Data Switch where he was Executive Vice President. Mr. Morin's background also includes more than ten years with Thyssen Bornemisza Inc. as head of corporate development and general manager of several of its subsidiaries. Mr. Morin holds MBAs from INSEAD and Harvard.

    Mr. Klein has served on our Board of Directors since March 1998. Since January 1998 Mr. Klein has served as President and Chief Operating Officer of NuvoMedia, Inc., a designer and developer of electronic books. From
February 1988 to December 1997, Mr. Klein served our company in various capacities, most recently as the Company's Chief Technical Officer from June 1996 to December 1997.

    Mr. MacDonald has served on our Board of Directors since May 1995. From October 1997 to April 1998, Mr. MacDonald served as a consultant for Active Software, Inc., a software company. Mr. MacDonald also served as President and Chief Executive Officer of Active Software from April 1996 to September 1997. Mr. MacDonald was employed by Adobe Systems Incorporated, a software company, from 1983 to March 1996, where he served as Vice President, Sales and Marketing from 1983 to 1989 and as Senior Vice President and General Manager from 1989 to 1996. Mr. MacDonald is also a director of Verity, Inc., a software company as well as an independent consultant for various companies in the software industry.

    Mr. Greer has served on our Board of Directors since November 1992.
Mr. Greer has been a senior managing director of Weiss, Peck & Greer, L.L.C., an investment management company, or its predecessor, since 1970. Mr. Greer is also a director of Federal Express Corporation and Robert Mondavi Corp., a winemaker.

    Dr. Low has served on our Board of Directors since December 1995. Dr. Low has been President and Chief Executive Officer of PRL Associates, a technology consulting firm, since 1992. Prior to forming PRL Associates, from 1957 to 1992, Dr. Low served in various capacities at International Business Machines Corporation ("IBM"), most recently as President of the General Products Division from 1987 to 1990 and as General Manager, Technology and Products and a member of IBM's Corporate Management Board from 1990 to 1992. Dr. Low held the title of Vice President at IBM from 1984 to 1992. Dr. Low is also a director of Applied Materials Corporation, a semiconductor equipment manufacturer, Solectron Corporation and Veeco Instruments, as well as several privately-held corporations.

    Mr. Preuss has served on our Board of Directors since April 1995 and as Chairman of the Board from January 1996 to August 1999. Mr. Preuss has served as President of The Preuss Foundation, Inc., a non-profit corporation that sponsors cancer research and related seminars and conferences, since it was founded in 1985. From 1970 to 1986, Mr. Preuss was President and Chairman of the Board of Integrated Software Systems Corporation, which he founded. Mr. Preuss currently serves as a director of Overland Data, a manufacturer of high-performance tape solutions for back-up, interchange and archival storage. Mr. Preuss is also a Regent of the University of California.

    There are no family relationships among directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held six meetings during the year ended December 31, 1999. The Board of Directors has an Audit Committee, an Executive Committee, and a Compensation and Stock Committee. The Board of Directors has no standing nominating committee or committee performing similar functions. During the year ended December 31, 1999, other than Mr. MacDonald, no director attended fewer than 75% of the aggregate of (i) all meetings of the Board of Directors (held during the period in which such director served) and
(ii) all meetings of committees of the Board on which such director served.

    The Audit Committee of the Board of Directors currently consists of Messrs. Greer, Low and MacDonald. After the Annual Meeting, the Audit Committee will consist of Messrs. Klein and MacDonald. The Audit Committee recommends the engagement of independent auditors, consults with the independent auditors regarding the scope of annual audits and reviews the Company's system of internal accounting controls. The Audit Committee held four meetings during the fiscal year ended December 31, 1999.

    In late December 1995, the Executive Committee of the Board of Directors was formed to focus primarily on technology issues related to the Company. The Executive Committee currently consists of Messrs. Gilbertson, Preuss and Low. After the Annual Meeting the Executive Committee will consist of Messrs. Gilbertson, Klein and MacDonald. One Executive Committee meeting was held during the fiscal year ended December 31, 1999.

    The Compensation and Stock Committee of the Board of Directors (the "Compensation Committee") currently consists of Messrs. Preuss and MacDonald. After the Annual Meeting, the Compensation Committee will consist of Messrs. Klein and MacDonald. The Compensation Committee makes recommendations to the Board regarding executive compensation and related matters and is responsible for the administration of option grants under the Company's 1999 Stock Option Plan. The Compensation Committee held one meeting during the fiscal year ended December 31, 1999.

            PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

    The following table sets forth certain information known to us relating to the beneficial ownership of our Common Stock by (i) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock, (ii) each executive officer named in the tables under "Executive Compensation," (iii) each director, and (iv) all executive officers and directors as a group, as of February 29, 2000:

                                                              NUMBER OF
                                                               SHARES
NAME AND ADDRESS                                              OWNED(1)    PERCENT
----------------                                              ---------   --------
Dimensional Fund Advisors Inc.(2)...........................    943,200     5.81%
  1299 Ocean Avenue, 11(th) Floor
  Santa Monica, CA 90401
Kiskiminetas Springs School(3)..............................  1,036,800      6.4%
  1888 Brett Lane
  Saltsburg, Pa 15681
Alan Andreini(4)............................................  1,171,600      7.2%
  395 Hudson Street
  New York, NY 10014
Robert G. Gilbertson(5).....................................    712,849     4.32%
Rudolph G. Morin(6).........................................    361,282      2.2%
Peter Preuss(7).............................................    111,250        *
Douglas H. Klein(8).........................................    164,884     1.00%
Paul Low(9).................................................    111,250        *
John DeSantis(10)...........................................     74,171        *
Philip Greer(11)............................................     55,950        *
Stephen A. MacDonald(12)....................................     41,250        *
All executive officers and directors
  As a group (8 persons)(13)................................  1,632,886      9.9%

------------------------

*   Less than 1%

 (1) Except as indicated and pursuant to applicable community property laws, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

 (2) Pursuant to Schedule 13G filed by Dimensional Fund Advisors Inc. ("Dimensional") on February 11, 2000, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and investment power over the securities described in this table and owned by the Funds. All securities reported in this table are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

 (3) Based on a Schedule 13G filed by Kiskiminetas Springs School ("Kiskiminetas") on February 10, 2000, Kiskiminetas is a non-profit educational institution that has an endowment composed of Network Computing Devices, Inc. common stock and certain other securities. The voting power and the investment power of Kiskiminetas over the shares of common stock vested in the Finance Committee of the Board of Trustees of Kiskiminetas (the "Finance Committee"), which is exercised by the approval of the majority of the members thereof. The Finance Committee is composed of seven members. The Members of the Finance Committee are Alan J. Andreini, Michael Yukevich,

     Jr., John A. Pidgeon, Allen R. Glick, Carl L. Kalnow, James P. Moore, Jr., Maynard H. Murch, IV, and Janice Fuellhart. Since the decision-making power is vested in the Finance Committee, we need not be concerned with which individuals are responsible for administering which brokerage account.

 (4) On February 14, 2000, Alan Andreini filed a Schedule 13G Amendment reflecting ownership of securities listed in this table for his own account and by persons for whom he exercises trading authority. As of December 31, 1999, Mr. Andreini's accounts held 934,500 shares of common stock. As of December 31, 1999, Mr. Andreini was authorized to exercise trading authority over: (i) an account of Kiskiminetas at PaineWebber, which held 170,000 shares of common stock; (ii) the account of The Andreini Foundation (the "Foundation") which held 23,500 shares of common stock; (iii) the account of John D. Andreini (who is deceased) and Blanche M. Andreini (the "Parents") at Cheevers Hand & Angeline, Inc., which held 41,700 shares of common stock; and (iv) an account at Piper Jaffray, Inc. for the benefit of his son, Alan J. Andreini, Jr., under Illinois Uniform Transfers to Minors Act, which held 2,000 shares of common stock. Pursuant to the rules promulgated under the federal securities laws, Mr. Andreini may be deemed to be the beneficial owner of the common stock owned by each such person because he has shared investment and voting power in respect of the account of Kiskiminetas and the account of the Parents, and has sole investment and voting power in respect of the Foundation and of the account of his son. Mr. Andreini disclaims beneficial ownership of the common stock held by Kiskiminetas, the Parents and the Foundation.

 (5) Includes 700,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.

 (6) Includes 350,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.

 (7) Includes 50,000 vested shares underlying options held by Stephen A. Hurwitz as Trustee for Mr. Preuss' son, with respect to which Mr. Preuss disclaims beneficial ownership. Also includes 61,250 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.

 (8) Includes 157,666 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.

 (9) Includes 111,250 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.

 (10) Includes 61,979 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.

 (11) Includes 7,200 shares held by Norman Gold as Trustee for Mr. Greer's daughters, with respect to which Mr. Greer disclaims beneficial ownership. Also includes 48,750 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.

 (12) Includes 41,250 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.

 (13) Includes 1,582,145 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2000.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all reports they file under Section 16(a). To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 1999, except for one late Form 5 filed by Philip Greer reporting options granted to him in May 1999 pursuant to our outside Directors Stock Option Plan.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued to or on behalf of our Chief Executive Officer and each of our four other most highly compensated executive officers (determined as of December 31, 1999) (collectively, the "Named Officers") for the fiscal years ended December 31, 1997, 1998 and 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                          ANNUAL COMPENSATION     -------------
                                                        -----------------------   STOCK OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR     SALARY(1)       BONUS       (SHARES)      COMPENSATION(2)
---------------------------                  --------   ---------      --------   -------------   ---------------
Rudolph G. Morin(3) .......................    1999     $298,333       $50,000       85,000           $ 7,200(4)
  President and Chief Executive Officer        1998      276,667            --           --            14,267(4)
                                               1997      257,500        31,250           --             4,172(4)

Robert G. Gilbertson(5) ...................    1999     $270,833       $    --           --           $    --
  Former President and Chief Executive         1998      314,583         9,591           --             5,213
  Officer                                      1997      300,000        37,500           --             4,950

John DeSantis(6) ..........................    1999     $267,117(8)    $35,682       85,000           $64,628(7)
  Former Senior Vice President--Sales and      1998      205,114(8)     74,094(8)        --                --
  Marketing                                    1997      102,206(8)     43,649(8)        --                --

------------------------

(1) Includes amounts (if any) deferred under the 401(k) Plan and commissions earned in 1999.

(2) Except as otherwise noted, consists of the dollar value of premiums paid on life insurance for the benefit of the Named Officer.

(3) Mr. Morin joined us in May 1996 and was promoted to President and Chief Executive Officer in August 1999.

(4) Includes $7,200, $7,200 and $7,800 paid for automobile allowance in 1999, 1998 and 1997, respectively.

(5) Mr. Gilbertson joined us as President and Chief Executive Officer in
    May 1996. In August 1999 he resigned as President and Chief Executive Officer and was simultaneously appointed Chairman of the Board of Directors.

(6) Mr. DeSantis joined us in July 1997 and was promoted to Senior Vice President, Sales and Marketing in April 1999. Mr. DeSantis' employment terminated on April 3, 2000.

(7) Consists of $64,628 for relocation expenses.

(8) In April 1999 Mr. DeSantis was promoted to Senior Vice President, Sales and Marketing. Prior to that Mr. DeSantis had served as Vice President International Operations from July 1997 through March 1999. Of the $267,117 salary earned by Mr. DeSantis during 1999, $51,367 was earned during the period January through March 1999 while serving in the capacity of Vice President International Operations.

STOCK OPTION GRANTS

    The following table contains information concerning grants of stock options under our 1999 Stock Option Plan (the "1999 Option Plan") and 1999 Non-Statutory Stock Option Plan to the Named Officers during the year ended December 31, 1999:

                             OPTION GRANTS IN 1999

                                                         INDIVIDUAL GRANTS
                                      --------------------------------------------------------    POTENTIAL REALIZABLE
                                                       % OF TOTAL                                 ANNUAL RATES OF STOCK
                                                         OPTIONS                                 PRICE APPRECIATION FOR
                                        OPTIONS          GRANTED        EXERCISE                     OPTION TERM(1)
                                        GRANTED       TO EMPLOYEES        PRICE     EXPIRATION   -----------------------
NAME                                  (SHARES)(2)   IN FISCAL YEAR(3)   ($/SHARE)      DATE        5% ($)      10% ($)
----                                  -----------   -----------------   ---------   ----------   ----------   ----------
Rudolph G. Morin....................    85,000            10.34%         $5.375       5/4/09      $287,326     $728,141
Robert G. Gilbertson................        --               --              --           --            --           --
John DeSantis.......................    85,000            10.34%         $5.375       5/4/09      $287,326     $728,141

------------------------

(1) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock, as well as the optionee's continued employment through the vesting period.

(2) Each option vests and becomes exercisable to the extent of 25% of the underlying shares one year following the date of grant, with the remainder vesting on a monthly basis ratably over the 36-month period thereafter.

(3) Options to purchase an aggregate of 821,900 shares of Common Stock were granted to employees during the year.

OPTION EXERCISES AND YEAR-END HOLDINGS

    The following table provides information with respect to the Named Officers concerning the exercise of options during 1999 and unexercised options held as of December 31, 1999:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                   NUMBER OF                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                    SHARES                         DECEMBER 31, 1999           DECEMBER 31, 1999(1)
                                  ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                               EXERCISE     REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              -----------   -----------   -----------   -------------   -----------   -------------
Rudolph G. Morin................          --           --       350,000         85,000      $1,531,250      $212,500
Robert G. Gilbertson............          --           --       700,000             --      $3,062,500            --
John DeSantis...................          --           --        59,895        100,105              --      $212,500

------------------------

(1) Based on the closing price of $7.875, as reported on The Nasdaq National Market on December 31, 1999 (the last trading day prior to the fiscal year-end).

(2) Sale price at time of exercise less exercise price.

COMPENSATION OF DIRECTORS

    Non-employee directors are paid an annual retainer of $15,000 per calendar year, payable semiannually, plus a fee of $1,500 for each meeting of the Board of Directors they attend and $500 for each meeting of a committee they attend, plus reimbursement for transportation and other expenses incurred in attending such meetings. In addition to the foregoing compensation, Directors Preuss and Low also receive a fee of $1,500 for each meeting of the Executive Committee they attend. Under the 1994 Outside Directors' Stock Option Plan (the "Directors' Plan"), each non-employee director of the Company is granted an initial option for 30,000 shares of the Company's Common Stock, followed by annual grants of options for 7,500 shares each, subject to the director's continuous service on the Board of Directors. In 1999, no other compensation was paid to a director serving in such capacity.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

    We entered into an employment agreement with Rudolph G. Morin effective
May 28, 1996. The original term of the agreement was two years and is subject to automatic annual renewal for successive one-year terms unless either party provides notice of termination at least 60 days prior to the end of each term. The agreement fixes Mr. Morin's base salary, subject to increases, if any. On August 25, 1999, the Compensation Committee approved an increase in Mr. Morin's annual salary from $285,000 to $325,000, effective August 27, 1999. The agreement provides for an incentive bonus award based on the achievement of certain financial objectives, up to a maximum amount equal to 300% of base salary. The agreement also provides for reimbursement of reasonable out-of-pocket and ordinary expenses for commuting or relocating to the Mountain View area and necessary business expenses incurred in performing services as President and Chief Executive Officer and in his former role as Executive Vice President, Operations & Finance and Chief Financial Officer. In May 1999, the Compensation Committee approved a grant of 85,000 options to Mr. Morin under the 1999 Stock Option Plan. In 1996 pursuant to his agreement, Mr. Morin received 350,000 options to purchase shares of common stock under the 1989 Option Plan. The agreement provides that these options will vest in full and become fully exercisable in the event of any change in control. In the event Mr. Morin is terminated other than for cause, or if he voluntarily terminates his employment because of a material change in his job duties or title or specified acts of misconduct by us, he is entitled under the agreement to receive a severance payment equal to his then-current base salary for a period equal to the term of employment remaining under the agreement (but not less than 12 months) and to receive up to $40,000 in outplacement assistance.

    We entered into an employment agreement with Robert G. Gilbertson effective May 20, 1996. The agreement originally fixed Mr. Gilbertson's annual salary at $300,000. On May 28, 1998, the Compensation Committee approved an increase in Mr. Gilbertson's salary from $300,000 to $325,000, which was subsequently reduced to $162,500 when Mr. Gilbertson assumed a role as half-time employee. Mr. Gilbertson's agreement remains subject to further annual increases, if any, and provides for an incentive bonus award based on the achievement of certain financial objectives, up to a maximum amount equal to 300% of base salary. The agreement also provides for reimbursement of reasonable out-of-pocket and ordinary expenses for commuting or relocating to the Mountain View area and necessary business expenses incurred in performing services as Chairman of the Board. As part of his agreement, Mr. Gilbertson has been granted options to purchase 700,000 shares of Common Stock. The agreement provides that these options will become fully exercisable in the event of a change of control. The agreement provides that all stock options currently held by Mr. Gilbertson under the 1989 Option Plan and other outside plans will vest in full and become fully exercisable in the event of any change in control after six months from employment date. In the event Mr. Gilbertson is terminated other than for cause, or if he voluntarily terminates his employment because of a material change in his job duties or title or specified acts of misconduct by us, he is entitled under the agreement to receive a severance payment equal to his then-current base salary for a period equal to the term of employment remaining under the agreement (but not less than 12 months) and to receive up to $40,000 in outplacement assistance.

    In April 2000, we entered into a Confidential Separation Agreement with John DeSantis pursuant to which Mr. DeSantis resigned as Senior Vice President, Sales and Marketing effective April 3, 2000. The agreement provides that, for a period of six (6) months after April 3, 2000, Mr. DeSantis will receive severance payments of $21,667 per month. Under the agreement, Mr. DeSantis has agreed to provide consulting services through October 3, 2000 to facilitate the transfer of responsibilities as Senior Vice President, Sales and Marketing and to hold himself available to provide additional part-time consulting services as needed, on a schedule consistent with such duties as Mr. DeSantis may have as a full-time employee elsewhere. The agreement also provides that the stock options granted to Mr. DeSantis will continue to vest through October 3, 2000.

                 REPORT OF THE COMPENSATION AND STOCK COMMITTEE
                           OF THE BOARD OF DIRECTORS

    Annual compensation of officers is determined by the Compensation Committee, which recommends the amount of salary and bonus to be paid to each executive officer, subject to approval and ratification by the Board of Directors. The Compensation Committee is also responsible for administering the 1999 Option Plan, including the awarding of options under such plan.

COMPENSATION PHILOSOPHY

    Our compensation programs for executive officers are designed to align compensation with business objectives and performance and to enable us to attract, retain and reward executive officers who are likely to contribute to our long-term success. We believe that a strong link should exist between executive compensation and the value received by shareholders.

COMPONENTS OF COMPENSATION

SALARY

    In setting base salary levels, we initially review the salary structure and pay practice data of other companies in similar industries. In doing so, we compare our company to a group of computer, networking and systems companies of similar size and capitalization using information compiled by an independent compensation consulting firm. There are currently approximately 300 companies in this comparison group.

    Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution has increased since his or her salary had last been reviewed and (ii) increases in median competitive pay levels.

    The salary paid to Rudolph G. Morin, President and Chief Executive Officer, has been determined in accordance with his employment agreement. On August 25, 1999, the Compensation Committee approved an increase in Mr. Morin's annual salary from $285,000 to $325,000 effective August 27, 1999. Such increase is a result of Mr. Morin's promotion from Executive Vice President, Finance and Operations to President and Chief Executive Officer, which was also effective August 27, 1999. Mr. Morin's agreement remains subject to further annual increases, if any. Mr. Morin's agreement also entitles him to receive an annual incentive bonus based upon the achievement of certain financial objectives. The incentive bonus award will be equal to 50% of base salary when 100% of the financial objectives are met, and if overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of annual salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. In connection with our efforts to recruit Mr. Morin, we negotiated the terms of his employment agreement with Mr. Morin at arm's length. See "Executive-Compensation Employment, Severance and Change of Control Arrangements."

BONUS PLAN

    Effective January 1, 1997, we adopted an All-Employee Incentive Plan (the "Incentive Plan"). Employees, including officers, are eligible to participate in the Incentive Plan. The Incentive Plan has been designed to align the interests of employees with those of shareholders, and to reward employees for contributing to our ongoing financial success. The Incentive Plan pays employees, at varying percentages of base salary, a bonus which is funded by a percentage of our pretax, prebonus operating income.

    The bonus earned by Mr. Morin is determined in accordance with his employment agreement, which provides for an incentive bonus award based on the achievement of financial objectives set by the Compensation Committee for the fiscal year. The bonus award is equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of base salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. See "Executive-Compensation Employment, Severance and Change of Control Arrangements."

STOCK OPTION PLAN

    As is typical with emerging growth high-technology companies, a significant component of the compensation provided to our executive officers is in the form of equity participation through stock options granted under the 1999 Option Plan. As a result, our executive officers are directly rewarded for our success and provided an economic incentive to contribute to our future success and maximize shareholder value. Options granted under the 1999 Option Plan generally vest over a four-year period, to encourage employees to remain with us on a long-term basis.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The compensation payable to Mr. Morin is determined in accordance with Mr. Morin's employment agreement, as described above, which provides for an annual incentive bonus award based on the achievement of financial objectives set by the Compensation Committee for that fiscal year. The bonus award is equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of base salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. In 1998, the Compensation Committee set financial objectives based upon our net operating income for 1998. Because our 1999 net operating income fell short of this target, Mr. Morin was not awarded a bonus for 1999.

                                          COMPENSATION AND STOCK COMMITTEE

                                          Peter Preuss
                                          Stephen A. MacDonald

                               PERFORMANCE GRAPH

    Set forth below is a graph indicating cumulative total return at December 31, 1995, 1996, 1997, 1998 and 1999 on $100 invested, alternatively, in the Company's Common Stock, the CRSP Total Return Index for the Nasdaq Stock Market and the Nasdaq Computer Manufacturing Stocks Index at the close of business on December 31, 1994.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                        NETWORK COMPUTING DEVICES, INC.

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 03/17/2000 including data to 12/31/1999

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                        NASDAQ COMPUTER
                                                      MANUFACTURERS STOCKS
            NETWORK COMPUTING      NASDAQ STOCK          SIC 3570-3579
              DEVICES, INC.    MARKET (US COMPANIES)      US & FOREIGN
12/30/1994            $100.00                $100.00               $100.00
12/29/1995            $167.60                $141.30               $156.60
12/31/1996            $238.20                $173.90               $209.60
12/31/1997            $220.60                $213.10               $253.50
12/31/1998            $164.70                $300.40               $549.70
12/31/1999            $185.30                $556.00             $1,170.80

                                     LEGEND

CRSP TOTAL RETURNS INDEX FOR:              12/1994    12/1995    12/1996    12/1997    12/1998    12/1999
-----------------------------              -------    -------    -------    -------    -------    -------
Network Computing Devices, Inc...........   100.0      167.6      238.2      220.6      164.7       185.3
Nasdaq Stock Market (US Companies).......   100.0      141.3      173.9      213.1      300.4       556.0
Nasdaq Computer Manufacturers Stocks
SIC 3570-3579 US & Foreign...............   100.0      156.6      209.6      253.5      549.7      1170.8

        NOTES:
         A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
         B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
         C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
         D. The index level for all series was set to $100.0 on 12/30/1994.

                              CERTAIN TRANSACTIONS

    As discussed above we have entered into employment agreements with Rudolph G. Morin and Robert G. Gilbertson. See "Executive-Compensation Employment, Severance and Change of Control Agreements."

    Our Bylaws provide that we shall indemnify our directors and officers to the full extent permitted by Delaware law. We have entered into indemnification agreements with certain officers and directors containing provisions that may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms. We maintain insurance covering officers and directors.

                                 PROPOSAL NO. 2
                    AMENDMENT TO THE 1999 STOCK OPTION PLAN

    At the Annual Meeting, the stockholders will be asked to approve an amendment to our 1999 Stock Option Plan (the "1999 Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a total of 1,048,000 shares.

    The 1999 Plan currently provides for the issuance of 374,010 shares of Common Stock upon the exercise of options granted thereunder. As of February 29, 2000, options for 406,350 shares of Common Stock were outstanding at a weighted average price of $5.313 per share. As of February 29, 2000, no options had been exercised and the amount of shares of Common Stock underlying options which were available for grant were 141,150 shares. The closing price of our Common Stock on February 29, 2000 as reported on the Nasdaq National Market was $7.875. As of February 29, 2000, options to purchase 2,312,601 shares of the Company's Common Stock were outstanding at an average exercise price of $5.2393 under the expired 1989 Stock Option Plan.

    We believe that in order to successfully attract and retain the best possible candidates for positions of responsibility, we must continue to offer a competitive equity incentive program. We think the increase in shares reserved for stock options is particularly important in light of the very tight and competitive employment market and our plans to reposition the Company. We also believe that the number of remaining shares available for issuance under the 1999 Plan will be insufficient to accomplish this purpose, but anticipate that this increase in shares reserved under the 1999 Plan should meet our goals of retaining and attracting qualified people.

SUMMARY OF THE 1999 PLAN

    GENERAL. The 1999 Plan was adopted by our Board of Directors and shareholders in May 1999. The purpose of the 1999 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. The 1999 Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the grant to employees, directors and consultants of nonstatutory stock options.

    To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the 1999 Plan, the plan is designed to qualify such compensation as "performance-based compensation" under Section 162(m) of the Code. To comply with Section 162(m), the 1999 Plan limits the number of shares for which options may be granted to any employee. Under this limitation (the "Grant Limit"), no employee serving as the Chairman of the Board, Chief Executive Officer or Chief Operating Officer at any time during a fiscal year may be granted options for more than 500,000 shares in such fiscal year, and no other employee may be granted options for more than 250,000 shares in any fiscal year. The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure, as previously described.

    ADMINISTRATION. The 1999 Plan may be administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under
Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). The 1999 Plan is currently being administered by the Compensation Committee (the "Committee"), which is comprised of two outside directors. Subject to the provisions of the 1999 Plan, the Committee determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Committee may amend, modify, extend, cancel, renew, or grant a new option in substitution for any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The 1999 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 1999 Plan. The Committee will interpret the 1999 Plan and options granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 1999 Plan or any option.

    ELIGIBILITY. Options may be granted under the 1999 Plan to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written offers of employment or other service relationship, provided that no shares may be purchased prior to such person's commencement of service. As of February 29, 2000, the Company had approximately 335 employees, including 3 executive officers, 5 directors and consultants who would be eligible under the 1999 Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the 1999 Plan will be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1999 Plan. Incentive stock options must have an exercise price at least equal to the fair market value of a share of the Common Stock on the date of grant, while nonstatutory stock options must have an exercise price equal to at least 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of February 29, 2000, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $7.875 per share.

    The 1999 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price or by means of a promissory note if the optionee is an employee; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

    Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an option granted under the 1999 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. However, the Board currently intends to generally limit the term of all options granted under the 1999 Plan to a period of five years. An option generally will remain exercisable for 30 days following the optionee's termination of service. However, if such termination results from the optionee's death or disability, the option generally will remain exercisable for three months or six months, respectively. In any event, the option must be exercised no later than its expiration date. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

    CHANGE IN CONTROL. The 1999 Plan defines a "Change in Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party;
(iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. In addition, the 1999 Plan authorizes the Board to provide in any option agreement for acceleration of the vesting and exercisability of the option upon such circumstances in connection with a Change in Control as the Board determines. Options that are not assumed, replaced or exercised prior to the Change in Control will terminate.

    TERMINATION OR AMENDMENT. The 1999 Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing options granted under the plan have lapsed, provided that all incentive stock options must be granted within ten years of the date on which the Board adopted the 1999 Plan. The Board may terminate or amend the 1999 Plan at any time. However, without stockholder approval, the Board may not amend the 1999 Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 1999 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    INCENTIVE STOCK OPTIONS. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

    The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the optionee's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

PLAN BENEFITS

    During the year ended December 31, 1999: (i) Messrs. Morin and DeSantis were granted options to purchase 85,000 shares each, and Mr. Gilbertson was not granted any options; (ii) all current executive officers as a group were granted options to purchase an aggregate of 170,000 shares; and (iii) all current employees, including officers who are not executive officers, as a group were granted options to purchase an aggregate of 821,900 shares. During the year ended December 31, 1999, no options were granted under the 1999 Plan to any directors who are not executive officers or to any associate of any director, executive officer or Board nominee of the Company, and, other than Messrs. Morin and DeSantis, no person was granted 5% or more of the total amount of options granted under the Option Plan during that year.

REQUIRED VOTE

    Approval of this proposal requires a number of votes "For" the proposal that exceeds the number of votes "Against" the proposal, provided a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy and voting "For" or "Against" the proposal. Abstentions and broker non-votes will be disregarded for purposes of determining whether a quorum is voting on the proposal but otherwise will have no effect on the outcome of the vote.

    As described above, the 1999 Plan is intended to preserve the treatment of option-related compensation as "performance-based compensation" for purposes of
Section 162(m) of the Code. By approving this proposal, the stockholders will be approving, among other things, the eligibility requirements for participation in the 1999 Plan and the Grant Limit.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AN AMENDMENT TO THE 1999 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3
               AMENDMENT OF THE 1992 EMPLOYEE STOCK PURCHASE PLAN

    At the Annual Meeting, shareholders are being asked to approve an amendment to the Company's 1992 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares, to a total of 1,850,000 shares. As of February 29, 2000, 1,468,501 shares of Common Stock had been purchased under the Purchase Plan, at an average purchase price of $5.26158 per share, and 181,499 shares remained available for purchase.

    Employee stock purchase plans of this type are a standard and competitive perquisite in high-technology companies. The Company believes that the Purchase Plan is necessary to attract and retain qualified employees, and that the increase is necessary to ensure that there will be a sufficient number of shares issuable thereunder to satisfy near term requirements.

    The numbers of shares of Common Stock purchased under the Purchase Plan by certain persons during the year ended December 31, 1999 are as follows:
Mr. Gilbertson, Mr. Morin, and Mr. DeSantis purchased 42 shares, 2,920 shares, and 1,189 shares, respectively; all current executive officers as a group purchased shares; and all current employees, including officers who are not executive officers, as a group purchased 180,043 shares. During such year no shares were purchased under the Purchase Plan by any directors who are not executive officers, any other nominees for election as directors or any associates of such directors or nominees or of any executive officers, and no person purchased five percent or more of the total number of shares issued under the Purchase Plan during that year.

SUMMARY OF THE PURCHASE PLAN

    GENERAL. The Purchase Plan was adopted by the Company's Board of Directors and shareholders in March 1992. An aggregate of 1,650,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. Subject to shareholder approval, the Board of Directors has approved an amendment to increase the number of shares reserved for issuance under the Purchase Plan by shares, to a total of 1,850,000 shares.

    The Purchase Plan, and the rights of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under Sections 421 and 423 of the Internal Revenue Code. See "Federal Income Tax Consequences" below.

    The Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to the Employee Retirement Income Security Act of 1974, as amended.

    PURPOSE. The purpose of the Purchase Plan is to enable the Company to offer incentives to its employees, so as to attract and retain the best available officers and employees for positions of substantial responsibility, and to promote the success of the Company's business.

    ADMINISTRATION. The Purchase Plan may be administered by the Board of Directors or by a committee appointed by the Board (the "Committee") and is currently being administered by the Board of Directors. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan; however, no member of the Committee, while serving as such, shall be eligible to participate in the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

    ELIGIBILITY. Any individual (including officers and employee directors) who is customarily employed by the Company or a designated subsidiary for at least 20 hours per week and more than five months per calendar year is eligible to participate in the Purchase Plan.

    No employee is permitted to purchase shares under the Purchase Plan if such employee owns, directly or indirectly (including stock purchasable under any outstanding purchase rights), five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. In addition, purchase options granted to a participant under the Purchase Plan (and all other purchase plans of the Company and its subsidiaries) may not permit such individual to purchase Common Stock having a fair market value of more than $25,000 (valued at the time each purchase right is granted) during any one calendar year.

    During the fiscal year ended December 31, 1999, Messrs. Gilbertson, Morin and DeSantis purchased 42 shares, 2,920 and 1,189 shares, respectively, under the Purchase Plan and all current executive officers as a group and all current employees who are not executive officers (including officers who are not executive officers) as a group purchased 4,151 shares and 180,043 shares, respectively, under the Purchase Plan. During that fiscal year, no nominee for election as a director other than Messrs. Morin and Gilbertson was eligible to participate in the Purchase Plan.

    OFFERING DATES. The Purchase Plan is implemented in one-year offering periods beginning on each June 1 and ending on May 31 of the following year. The Board or Committee, at its discretion, may redesignate the commencement and termination date of subsequent offering periods and may designate special short offering periods in connection with such redesignations, but no such redesignation shall affect an offering period in progress.

    Each offering is divided into two six-month "purchase periods" during which contributions are made through payroll deductions and at the end of which (the "Purchase Date") shares are issued based on the contributions made during the purchase period. A purchase period commencing on June 1 ends on the following November 30. A purchase period commencing on December 1 ends on the following May 31.

    GRANT OF OPTION; PURCHASE OF STOCK. At the beginning of an offering period, each participant is granted a purchase option to purchase up to the number of shares equal to the participant's accumulated payroll deductions at the end of each purchase period (at the rate designated by such employee, not to exceed an amount equal to 10% of the participant's compensation during the applicable purchase period) divided by 85% of the fair market value of a share of the Company's Common Stock at the beginning of the offering period. If the total number of shares that would otherwise be subject to options exceeds the number of shares then available under the Purchase Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company will make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable.

    Executing the enrollment agreement to participate in the Purchase Plan does not obligate the employee to make the stock purchase; the enrollment agreement is merely an election by the employee to have shares placed under option to him. Unless the employee's participation is withdrawn as provided in the Purchase Plan, his option for the purchase of shares will be exercised automatically at each Purchase Date, and the maximum number of full shares subject to option that are purchasable with the accumulated payroll deductions in his account will be purchased for him at the applicable option price. Any cash remaining to the credit of a participant's account under the Purchase Plan after the purchase of shares at the end of an offering period is returned to the participant without interest.

    PURCHASE PRICE. The purchase price of the Common Stock acquired at the end of a purchase period will be equal to the lesser of (i) 85% of the fair market value per share of Common Stock on the date on which such offering period begins or (ii) 85% of the fair market value per share of Common Stock on the Purchase Date. The fair market value of the Common Stock shall be the opening sales price as reported on The Nasdaq National Market on the date of determination.

    PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over the offering period. The deductions may not exceed 10% of the total compensation which a participant receives during the offering period, and shall not be less than $10.00 per month. A participant may discontinue his participation in the Purchase Plan (see "Withdrawal from the Purchase Plan" below) or may decrease, but not increase, his rate of payroll deductions at any time during the offering period. Payroll deductions for a participant shall commence on the first payday following the commencement of the offering period and shall continue until altered or terminated as provided in the Purchase Plan.

    All payroll deductions made for a participant are credited to his account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    NONASSIGNABILITY. Purchase rights will be exercisable only by the participant. No purchase rights, including but not limited to accumulated payroll deductions and any rights with regard to the exercise of a purchase option or to receive shares under the Purchase Plan, may be assigned, transferred, pledged or otherwise disposed of in any way (other than upon death of a participant as provided in the Purchase Plan) for any reason.

    WITHDRAWAL FROM THE PURCHASE PLAN. A participant may terminate his participation in the Purchase Plan and his interest in the then-current offering period in whole, but not in part, by giving written notice to the Company of his election to withdraw all of the accumulated payroll deductions credited to his account under the Purchase Plan. Such withdrawal may be elected by a participant at any time prior to the end of the applicable offering period. Any withdrawal by the participant of his accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period of the Purchase Plan. A participant's withdrawal from an offering period will not have any effect upon his eligibility to participate in subsequent offerings under the Purchase Plan or in any similar plan which may hereafter be adopted by the Company.

    TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company or any designated subsidiary for at least 20 hours per week during the applicable offering period, cancels his participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event that any change is made to the Company's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, combination of shares, or other similar change in corporate structure effected without receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of shares purchasable under the Purchase Plan, (ii) the class and maximum number of shares purchasable per participant under any outstanding purchase right or over the term of the Purchase Plan, and (iii) the class and number of shares purchasable and the price per share payable under all outstanding purchase rights.

    AMENDMENT AND TERMINATION OF THE PURCHASE PLAN. The Purchase Plan will terminate upon the earlier of (i) March 12, 2012 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, the Board may from time to time alter, amend, suspend or discontinue the provisions of the Purchase Plan. If such right is exercised by the Company, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised thereunder.

    The Board may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) permit payroll deductions at a rate in excess of 10% of the participant's compensation rate, (iii) materially increase the benefits accruing to participants under the Plan, or
(iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant or exercise of a purchase option. As summarized below, a participant may become liable for tax upon disposition of the shares acquired, and the method of taxation will depend upon the participant's holding period.

    In order to receive the favorable Federal income tax consequences associated with the Purchase Plan, the participant generally must not sell or dispose of the shares acquired upon exercise of the purchase option within two years from the grant date (the first day of the offering period) or within 12 months after the Purchase Date. If the participant satisfies these requirements, then the lesser of (a) the excess of the fair market value of the shares at the time of sale or disposition over the option price, or (b) the excess of the fair market value of the shares at the grant date over the option price (which is computed as if exercised on the grant date), will be treated as ordinary income to the participant. Any further gain upon the sale or disposition will generally be taxed as a long-term capital gain calculated by adding the amount of ordinary income to the basis of the shares. If the selling price is less than the option price, there is no ordinary income and the participant would have a long-term capital loss on the difference.

    If the participant fails to satisfy the holding period requirements outlined above, the disposition of shares of Common Stock he or she receives under the Purchase Plan generally will be treated as a "disqualifying disposition." In the event of a disqualifying disposition, the participant generally will recognize ordinary income in the year of disposition equal to the amount by which the fair market value of the stock at the date of exercise exceeded the exercise price. Any additional gain will be long-term or short-term gain, depending on how long the participant has held the stock. The Company may be allowed a deduction to the extent of the ordinary income recognizable by the participant. These holding period requirements do not apply to options exercised or stock transferred after the participant's death.

    The company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent that ordinary income must be reported upon sales or other dispositions of shares before the expiration of the holding period described above.

    The foregoing summary of the effect of current Federal income taxation upon participants in the Purchase Plan and the Company with respect to the grant of options for, and the purchase and subsequent disposition by the participant of, shares under the Purchase Plan does not purport to be complete, and reference is made to the applicable provisions of the Internal Revenue Code. The discussion of laws herein, is based only on such laws, court decisions and administrative rulings as of the date hereof. The foregoing summary also does not reflect provisions of the income tax laws of any state or foreign jurisdiction in which participants may reside, and does not address prospective estate, gift and other tax consequences of acquiring stock under the Purchase Plan.

REQUIRED VOTE

    Approval of this proposal requires a number of votes "For" the proposal that exceeds the number of votes "Against" the proposal, provided a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy and voting "For" or "Against" the proposal. Abstentions and broker non-votes will be disregarded for purposes of determining whether a quorum is voting on the proposal but otherwise will have no effect on the outcome of the vote.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
          SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE
                         EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 4
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG LLP ("KPMG") as the independent auditors of the Company for the current fiscal year. The selection of the independent auditors is being submitted to the shareholders for ratification at the Annual Meeting. In the event that ratification by the shareholders of the selection of KPMG as the Company's independent auditors is not obtained, the Board of Directors will reconsider such selection.

    KPMG has audited the Company's financial statements since 1988. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    The ratification of the selection of KPMG will require the affirmative vote of not less than a majority of the shares of the Company's Common Stock represented and voting at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE
                     RATIFICATION OF THE SELECTION OF KPMG.

                                 OTHER BUSINESS

    The Company currently knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Dated: April 24, 2000

                                                          THE BOARD OF DIRECTORS

                                        PLEASE MARK YOUR CHOICES LIKE THIS /X/

1. ELECTION OF DIRECTORS

   FOR*        AGAINST
   / /           / /

Nominees
Rudolph G. Morin, Robert G. Gilbertson, Douglas H. Klein, Stephen MacDonald,


-----------------------------------------------------------------
For all nominees, except as noted above

* FOR all nominees listed or, in the discretion of the proxies, for such other persons as may be nominated if any such nominee does not or cannot stand for election (except as indicated).

2. Proposal to approve an amendment to the Company's 1999 Stock Option Plan to increase the Number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

            FOR            AGAINST              ABSTAIN
            / /              / /                  / /

3. Proposal to approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

            FOR            AGAINST              ABSTAIN
            / /              / /                  / /

4. Proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company.

            FOR            AGAINST              ABSTAIN
            / /              / /                  / /

5. In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting and any adjournment thereof.

This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

This proxy will be voted as directed or, if no direction is indicated, will be voted for the election of named directors, for the amendment to the Company's 1999 Stock Option Plan, for the amendment to the Employee Stock Purchase Plan and for the ratification of the appointment of KPMG Peat Marwick as the independent auditors of the Company.

Signature(s) __________________________________ Date ____________________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                      - FOLD AND DETACH HERE -

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    NETWORK COMPUTING DEVICES, INC.

                  2000 ANNUAL MEETING OF SHAREHOLDERS

   The undersigned shareholder of Network Computing Devices, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated: April 24, 2000, and the Annual Report on Form 10-K for the year ended December 31, 1999, and hereby appoints Rudolph G. Morin and Gregory S. Wood, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of Network Computing Devices, Inc., to be held on May 31, 2000, at 10:00 a.m., local time, at 301 Ravendale Drive, Mountain View, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                          - FOLD AND DETACH HERE -